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                             SUBSCRIPTION FOR UNITS

   (Part 5 Accredited Investor Exemption Pursuant to "Multi-lateral Instrument
        45-103 - Capital Raising Exemptions" - Alberta Residents Only and Accredited Investor Exemption Pursuant to "Ontario Securities Commission Rule
                       45-501" - Ontario Residents Only)

TO:      Kodiak Energy, Inc. (the "Corporation")
         734 7th Avenue S.W. Suite 460
         Calgary, AB  T2P 3P8

The undersigned subscriber (the "Subscriber") acknowledges that the Corporation is proceeding with an Offering of 2,940,000 units ("Units") at a price of US$1.70 per Unit for gross proceeds of US$4,998,000. Each Unit is comprised of one (1) common share ("Common Share") and one (1) Common Share purchase warrant ("Warrant"). The undersigned Subscriber hereby tenders to the Corporation this subscription offer which, upon acceptance by the Corporation, will constitute an agreement of the Subscriber to subscribe for, take up, purchase and pay for and, on the part of the Corporation, to issue and sell to the Subscriber, the number of Units set out below on the terms and subject to the conditions set out in this Subscription Agreement. Until the Closing of the Offering, all subscription funds shall be held in a non-interest bearing account of the Corporation. Upon Closing of the Offering, all of the subscription proceeds (net of expenses thereon) will be released to the Corporation. In the event the Offering does not close, any and all subscription proceeds will be returned to subscribers without interest, deduction or penalty. The Subscriber hereby acknowledges and agrees that the terms and conditions contained in the attached Schedule "A" form part of this Subscription Agreement and are incorporated herein by reference.

-----------------------------------      ---------------------------------------

___________________________________      Number of Units:
Name of Subscriber - please print                        ______________________

By:________________________________      Aggregate Subscription Price (No. of
         Authorized Signature            Units X US$1.70  per Unit):

                                         ______________________________________
___________________________________
Official Capacity or Title -             No. of Common Shares Currently Held
please print                            (excluding  Common Shares comprising the
                                         Units subscribed for herein):

___________________________________      ______________________________________
(Please  print  name of  individual
whose  signature  appears  above if
different  than  the  name  of  the
Subscriber printed above.)

___________________________________      Deliver the Units as set forth below:
Subscriber's Address

___________________________________      ______________________________________
Facsimile Number                         Name

___________________________________      ______________________________________
Telephone Number     E-Mail Address      Account reference, if applicable

                                         ______________________________________
Register the Units as set forth below:   Contact Name

___________________________________      ______________________________________
Name                                     Address

___________________________________      ______________________________________
Account reference, if applicable         Telephone Number        E-Mail Address

___________________________________
Address

___________________________________

-----------------------------------      ---------------------------------------


ACCEPTANCE: The Corporation hereby accepts the above subscription as of this _______ day of ____________________, 2006 and the Corporation represents and warrants to the Subscriber that the representations and warranties made by the Corporation are true and correct in all material respects as in all material respects as of this date and that the Subscriber is entitled to rely thereon.

                                          KODIAK ENERGY, INC.

                                          By:___________________________________

           This is the first page of an agreement comprised of 8 pages
                            (not including Exhibits).

             SCHEDULE "A" -TERMS AND CONDITIONS OF SUBSCRIPTION FOR
                          UNITS OF KODIAK ENERGY, INC.

Definitions

In this Subscription Agreement:

         (a) "Closing" or "Closing Date" means the closing of the Offering initially expected to occur on or about June 1, 2006 or such other date or dates as may be determined by the Corporation in its sole discretion and such other subsequent closings as may be required to complete the Offering;

         (b) "Common Share" means a common share in the capital stock of the Corporation;

         (c) "Corporation" means Kodiak Energy, Inc.;

         (d) "MI 45-102" means Multilateral Instrument 45-102 - Resale of Securities;

         (e) "MI 45-103" means Multilateral Instrument 45-103 - Capital Raising Exemptions;

         (f) "Offering" means the offering of Units by the Corporation at US$1.70 per Unit;

         (g) "OSC Rule 45-501" means Ontario Securities Commission Rule 45-501- Exempt Distributions;

         (h) "Securities" means the Units, the Common Shares and the Warrants comprising the Units, and the Warrant Shares;

         (i) "Subscriber" means the person or company identified as the Subscriber on the face page of this Subscription Agreement;

         (j) "Subscription Agreement" means this agreement, together with the schedules and exhibits attached hereto, as amended or supplemented from time to time;

         (k) "Subscription Price" means the aggregate subscription price paid by the Subscriber, being the number of Units subscribed for multiplied by US$1.70 per Unit;

         (l) "Unit"  means a unit  consisting  of one (1) Common Share and one
             (1) Warrant of the Corporation;

         (m) "Warrant" means one (1) Common Share purchase warrant of the Corporation which entitles the holder to purchase one (1) Common Share at a price of US$2.5 for a period of two (2) years from the Closing Date and a price of $3.50 for a period of three years after the two year period. The warrant shall expire after five (5) years from the closing date; and

         (n) "Warrant Share" means a Common Share issuable upon exercise of a Warrant.

Terms of the Offering

1. The Subscriber hereby confirms its subscription for and agrees to take up the Units as provided for on the initial page of this Subscription Agreement and delivers herewith a certified cheque or bank draft payable to the Corporation in the amount of the Subscription Price and authorizes the Corporation to release the said funds for use by the Corporation on Closing against delivery to the Subscriber of duly issued certificates representing the Common Shares and Warrants comprising the Units subscribed for herein.

2. The Subscriber acknowledges that the Units subscribed for hereunder form part of a larger issuance and sale by the Corporation of a maximum of 2,940,000 Units of the Corporation at a subscription price of US$1.70 per Unit.

3. The Subscriber acknowledges that if the Offering does not close on any subscriptions received, the amounts received for subscriptions will be promptly returned by the Corporation to subscribers without interest, deduction or penalty. The Units offered are subject to acceptance by the Corporation and to rejection or allotment by the Corporation in whole or in part and the Corporation reserves the right to discontinue the Offering at any time without notice.

4. The Subscriber acknowledges that this Subscription Agreement and the Exhibits hereto require the Subscriber to provide certain personal information to the Corporation. Such information is being collected by the Corporation for the purposes of completing the Offering, which includes, without limitation, determining the Subscriber's eligibility to purchase the Units under applicable securities legislation, preparing and registering certificates representing Units to be issued to the Subscriber and completing filings required by any stock exchange or securities regulatory authority. The Subscriber's personal information may be disclosed by the Corporation to: (a) stock exchanges or securities regulatory authorities, (b) the Corporation's registrar and transfer agent, and (c) any of the other parties involved in the Offering, including legal counsel and may be included in record books in connection with the Offering. By executing this Subscription Agreement, the Subscriber is deemed to be consenting to the foregoing collection, use and disclosure of the Subscriber's personal information. The Subscriber also consents to the filing of copies or originals of any of the Subscriber's documents described in Section 11 hereof as may be required to be filed with any stock exchange or securities regulatory authority in connection with the transactions contemplated hereby.

5. THE SUBSCRIBER FURTHER ACKNOWLEDGES THAT AN INVESTMENT IN THE UNITS MUST BE CONSIDERED SPECULATIVE AND IS SUBJECT TO A NUMBER OF RISK FACTORS. THE SUBSCRIBER COVENANTS AND AGREES TO COMPLY WITH MI 45-103 OR OSC RULE 45-501, AS APPLICABLE, MI 45-102 AND ANY OTHER APPLICABLE SECURITIES LEGISLATION, RULES, REGULATIONS, ORDERS OR POLICIES CONCERNING THE PURCHASE, HOLDING OF, AND RESALE OF THE SECURITIES. THE SECURITIES ARE SUBJECT TO RESALE RESTRICTIONS AND WILL BEAR A LEGEND TO THAT EFFECT.

6. In addition to one manually signed, completed copy of this Subscription Agreement, the Subscriber will execute and deliver to the Corporation all other documentation as may be required by applicable securities legislation, rules, policy statements, and orders, including MI 45-103 or OSC Rule 45-501, as applicable, to permit the issue and sale of the Units. The Subscriber acknowledges and agrees that any such documentation, when executed and delivered by the Subscriber, will form part of and will be incorporated into this Subscription Agreement with the same effect as if each constituted a representation and warranty or covenant of the Subscriber hereunder in favour of the Corporation, and the Subscriber consents to the filing of such documents and/or information contained in such documents as may be required to be filed with any securities or the regulatory authority in connection with the transactions contemplated hereby.

Representations, Warranties and Covenants by Subscriber

7. The Subscriber represents, warrants and covenants to the Corporation (and acknowledges that the Corporation and its counsel are relying thereon) both at the date hereof and at the Closing Date that:

(a) the Subscriber has been independently advised as to restrictions with respect to trading in the Units imposed by applicable securities legislation, confirms that no representation has been made to it by or on behalf of the Corporation with respect thereto, acknowledges that it is aware of the characteristics of the Units, the risks relating to an investment therein and of the fact that it may not be able to resell the Securities except in accordance with limited exemptions under applicable securities legislation and regulatory policy, including MI 45-102 and the United States Securities Act of 1933, as amended (as defined below) until expiry of the applicable restricted period and compliance with the other requirements of applicable law; and the Subscriber agrees that any certificates representing the Securities, and all certificates issued in exchange therefor or in substitution thereof, will bear a legend indicating that the resale of such Securities is restricted; and

(b) the Subscriber has not received or been provided with, nor has it requested, nor does it have any need to receive, any offering memorandum, or any other document (other than an annual report, annual information form, interim report, information circular or any other continuous disclosure document, the content of which is prescribed by statute or regulation) describing the business and affairs of the Corporation which has been prepared for delivery to, and review by, prospective purchasers in order to assist it in making an investment decision in respect of the Units; and

(c) the Subscriber has been afforded the opportunity (i) to ask such questions as it deemed necessary of, and to receive answers from, representatives of the Corporation concerning the terms and conditions of the offering of the Units and (ii) to obtain such additional information which the Corporation possesses or can acquire without unreasonable effort or expense that the Subscriber considered necessary in connection with its decision to invest in the Units; and

(d) the Subscriber has not become aware of any advertisement, article, notice or other communication in printed media of general and regular paid circulation (or other printed public media), radio, television, the internet or telecommunications or other form of advertisement (including electronic display) with respect to the distribution of the Units; and

(e) this Agreement is made unconditionally as a result of the Subscriber's desire to participate in the future development of the Corporation; and

(f) the Subscriber is purchasing as principal and it knows that it is purchasing the Units pursuant to an exemption under MI 45-103 or OSC Rule 45-501, as applicable, and, as a consequence, is restricted from using most of the civil remedies available under applicable securities legislation, may not receive information that would otherwise be required to be provided to it under applicable securities legislation, and the Corporation is relieved from certain obligations that would otherwise apply under applicable securities legislation; and

(i) if a resident of Alberta, the Subscriber is a resident in or otherwise subject to the applicable securities laws of Alberta and it is an "accredited investor", as such term is defined in MI 45-103 promulgated under the Securities Act (Alberta) and has concurrently executed and delivered a Representation Letter in the form attached as Exhibit 1 to this Subscription Agreement; or

(ii) if a resident of Ontario, the Subscriber is a resident in or otherwise subject to the applicable securities laws of Ontario and is an "accredited investor", as such term is defined in OSC Rule 45-501 promulgated under the Securities Act (Ontario) and has concurrently executed and delivered a Representation Letter in the form attached as
         Exhibit 2 to this Subscription Agreement; and

(g) if the Subscriber is resident in any jurisdiction not referred to in Subsection 7(f) above: (a) the purchase of the Units does not contravene any of the applicable laws in the Subscriber's jurisdiction of residence and does not trigger (i) any obligation to prepare and file a prospectus, an offering memorandum or similar document, or any other ongoing reporting requirements with respect to such purchase or otherwise, or (ii) any registration or other obligation on the part of the Corporation; (b) the sale of the Units as contemplated in the Subscription Agreement complies with or is exempt from applicable securities legislation of the Subscriber's jurisdiction of residence and the Subscriber will provide such evidence of compliance with all such matters as the Corporation may request; (c) the Subscriber will comply with the provisions of Section 5 and Subsection 7(a) as if they were a resident of Alberta; and (d) and notwithstanding that the Subscriber is not a resident of Alberta, it is an "accredited investor", as such term is defined in MI 45-103 promulgated under the Securities Act (Alberta) and has concurrently executed and delivered a Representation Letter in the form attached as Exhibit 1 to this Subscription Agreement; and

(h)      no  person   has  made  to  the   Subscriber   any   written   or  oral
         representations:

         (i)      that  any  person  will  resell  or  repurchase   any  of  the
                  Securities;

         (ii) that any person will refund the purchase price of any of the Securities;

         (iii)    as to the future price or value of any of the Securities; or

         (iv) that any of the Securities will be listed and posted for trading on a stock exchange or that application has been made to list and post any of the Securities for trading on a stock exchange; and

(i) the Subscriber has no knowledge of a "material fact" or "material change" (as those terms are defined by applicable securities legislation) in respect of the affairs of the Corporation that has not been generally disclosed to the public, other than knowledge relating directly to its subscription for the Units; and


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                                       5

(j) the Corporation may complete additional financings in the future, and such future financings may have a dilutive effect on then-current security holders of the Corporation, including the Subscriber; and

(k) it is aware that the Securities have not been and will not be registered under the United States Securities Act of 1933, as amended ("U.S. Securities Act") and that the Securities may not be offered or sold in the United States or to, or for the account or benefit of, a U.S. Person (as defined in Regulation S under the U.S. Securities Act) (a "U.S. Person") without registration under the U.S. Securities Act or compliance with requirements of an exemption or exclusion from registration and the applicable laws of all applicable states and acknowledges that the Corporation has no present intention of filing a registration statement under the U.S. Securities Act in respect of the Securities; and

(l)      the Units have not been offered to the Subscriber in the United States;
         and

(m) it is not a U.S. Person and is not purchasing the Units on behalf of, or for the account or benefit of, a U.S. Person; and

(n) the Subscriber undertakes and agrees that it will not offer or sell the Securities in the United States unless such securities are registered under the U.S. Securities Act and the securities laws of all applicable states of the United States or an exemption or exclusion from such registration requirements is available, and further that it will not resell the Securities except in accordance with the provisions of applicable securities legislation, regulations, rules, policies and orders and stock exchange rules; and

(o) it will not engage in hedging transactions with regard to the Securities except in compliance with the U.S. Securities Act; and

(p) it understands and acknowledges that the Corporation must refuse to register any transfer of the Securities not made in accordance with an available exemption or exclusion from the registration requirements of the U.S. Securities Act or pursuant to registration under the U.S. Securities Act; and

(q) if the Subscriber is a "distributor" (as defined in Regulation S under the U.S. Securities Act) or is an "affiliate" (as defined in Rule 405 under the U.S. Securities Act) of a distributor or is acting on behalf of a distributor, (i) it agrees that it will not offer or sell the Securities during the one year period after the completion of the distribution of the Units (the "Distribution Compliance Period") to a U.S. Person or for the account or benefit of a U.S. Person (other than a distributor), and (ii) if it sells Securities to another distributor, a dealer (as defined in Section 2(a)(12) of the U.S. Securities Act) or a person receiving a selling concession fee or other remuneration, during the Distribution Compliance Period, the Subscriber agrees that it will send a written confirmation or other notice to the purchaser stating that the purchaser is subject to the same restrictions on offers and sales that apply to a distributor and setting forth the restrictions on offers and sales of Securities within the United States or to, or for the account or benefit of, U.S. Persons; and

(r) the Subscriber understands and acknowledges that the Warrants may not be exercised by or on behalf of a U.S. Person unless the Warrant Shares issuable upon such exercise have been registered under the U.S. Securities Act or an exemption or exclusion from such registration is available; and

(s) the Subscriber understands and acknowledges that each person exercising a Warrant will be required to provide either (i) written certification that it is not a U.S. Person and the Warrant is not being exercised on behalf of a U.S. Person, or (ii) a written opinion of counsel, of recognized standing reasonably satisfactory to the Corporation, to the effect that the Warrant being exercised and the Warrant Shares issuable upon such exercise have been registered under the U.S. Securities Act or are exempt from registration thereunder; and

(t) if any Securities are being sold in the United States pursuant to Rule 144 under the U.S. Securities Act, the United States restrictive legend may be removed from the certificates representing the Securities by delivering to the Corporation a written opinion of counsel, of recognized standing reasonably satisfactory to the Corporation, to the effect that the legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws; and

(u) if a corporation, partnership, unincorporated association or other entity, it has the legal capacity to enter into and be bound by this Subscription Agreement and further certifies that all necessary approvals of directors, shareholders or otherwise have been given and obtained; and

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                                       6


(v) if an individual, it is of the full age of majority and is legally competent to execute this Subscription Agreement and take all action pursuant hereto; and

(w) it acknowledges that the net subscription proceeds (gross proceeds less expenses, including legal fees which have not been paid by the Corporation), will be immediately releasable to the Corporation on the Closing Date or later closing dates, as the case may be; and

(x) this Subscription Agreement has been duly and validly authorized, executed and delivered by and constitutes a legal, valid, binding and enforceable obligation of the Subscriber; and

(y) the entering into of this Subscription Agreement and the transactions contemplated hereby will not result in a violation of any of the terms and provisions of any law applicable to it, or any of its constating documents, or of any agreement to which the Subscriber is a party or by which it is bound; and

(z) in the case of a subscription by the Subscriber for Units acting as agent for a disclosed principal, it is duly authorized to execute and deliver this Subscription Agreement and all other necessary documentation in connection with such subscription on behalf of such principal and this Subscription Agreement has been duly authorized, executed and delivered by or on behalf of, and constitutes a legal, valid and binding agreement of, such principal; and

(aa) the Subscriber has such knowledge in financial and business affairs as to be capable of evaluating the merits and risks of the Subscriber's investment and the Subscriber, or, where the Subscriber is not purchasing as principal, each beneficial purchaser, is able to bear the economic risk of loss of the Subscriber's entire investment in the Units; and

(bb) except for the representations and warranties made by the Corporation herein, it has relied solely upon publicly available information relating to the Corporation and not upon any verbal or written representation as to fact or otherwise made by or on behalf of the Corporation and acknowledges that the Corporation's counsel are acting as counsel to the Corporation and not as counsel to the Subscriber; and

(cc) the Subscriber understands that Units are being offered for sale only on a "private placement" basis and that the sale and delivery of the Units is conditional upon such sale being exempt from the requirements as to the filing of a prospectus or delivery of an offering memorandum or upon the issuance of such orders, consents or approvals as may be required to permit such sale without the requirement of filing a prospectus or delivering an offering memorandum and, as a consequence
         (i) it is restricted from using most of the civil remedies available under securities legislation; (ii) it may not receive information that would otherwise be required to be provided to it under securities legislation; and (iii) the Corporation is relieved from certain obligations that would otherwise apply under securities legislation; and

(dd) if required by applicable securities legislation, regulations, rules, policies or orders, MI 45-103, OSC Rule 45-501 or by any securities commission, stock exchange or other regulatory authority, the Subscriber will execute, deliver, file and otherwise assist the Corporation in filing, such reports, undertakings and other documents with respect to the issue of the Units (including, without limitation, a completed and duly executed Representation Letter, attached as
         Exhibit 1 and Exhibit 2 hereto, as applicable); and

(ee) the Subscriber will not resell the Securities except in accordance with the provisions of applicable securities legislation and stock exchange rules, if applicable, in the future; and

(ff) the Subscriber deals at arm's length with the Corporation within the meaning of the Income Tax Act (Canada) and will continue to deal at arm's length with the Corporation at all times which are relevant for this Subscription Agreement; and

(gg) none of the funds the Subscriber is using to purchase the Units are, to the knowledge of the Subscriber, proceeds obtained or derived, directly or indirectly, as a result of illegal activities; and

(hh) the funds representing the total Subscription Price which will be advanced by the Subscriber to the Corporation hereunder will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) Act (Canada) (the "PCMLA") and the Subscriber acknowledges that the Corporation may in the future be required by law to disclose the Subscriber's name and other information relating to this Subscription Agreement and the Subscriber's subscription hereunder, on a confidential basis, pursuant to the PCMLA; and


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                                       7


(ii) to the best of its knowledge, the subscription funds to be provided by the Subscriber (i) have not been or will not be derived from or related to any activity that is deemed criminal under the law of Canada, the United States of America, or any other jurisdiction, and (ii) are not being tendered on behalf of a person or entity who has not been identified to the Subscriber and the Subscriber shall promptly notify the Corporation if the Subscriber discovers that any of such representations cease to be true, and to provide the Corporation with appropriate information in connection therewith; and

(jj) the Subscriber acknowledges that it has been encouraged to and should obtain independent legal, income tax and investment advice with respect to its subscription for these Units and accordingly, has been independently advised as to the meanings of all terms contained herein relevant to the Subscriber for purposes of giving representations, warranties and covenants under this Subscription Agreement.

Representations, Warranties and Covenants of the Corporation

8. The Corporation hereby represents and warrants to the Subscriber that it has been duly incorporated and is a valid and subsisting corporation under the laws of the State of Nevada, United States, is extra-provincially registered in the Province of Alberta, Canada and has full corporate power and authority to enter into this Subscription Agreement and to perform its obligations hereunder.

9. The Corporation hereby covenants with the Subscriber that it will take all corporate action required to issue to the Subscriber the Units and the Common Shares and the Warrants comprising the Units on the Closing Date.

Registration Rights

10. If the Corporation proposes to register, pursuant to any registration rights agreement (a "Registration Rights Agreement"), for shareholders other than the Subscriber, any of its Common Shares or other equity securities (or securities convertible into equity securities) under the U.S. Securities Act in connection with the public offering of such securities solely for cash (other than a registration on Form S-8, Form S-4 or Form F-4), the Corporation will, at all such times, promptly give the Subscriber written notice of such proposed registration. Upon the written request of the Subscriber, given within 20 days after the mailing of such notice by the Corporation, the Corporation will, subject to the provisions of applicable Registration Rights Agreements, use its commercial best efforts to cause a registration statement covering all of the
(i) Common Shares being acquired hereunder and (ii) Warrant Shares that each such Holder has requested to be registered to become effective under the U.S. Securities Act. Only to the extent they apply to "piggy back" registrations, such registration shall also be subject to the other provisions of each applicable Registration Rights Agreement. For greater certainty, (i) such registration shall not be subject to any provisions of any Registration Rights Agreement that are applicable only to "demand" registrations, and (ii) the Subscriber acknowledges that except as contemplated by this Section, the Corporation is under no obligation hereunder to register any of its securities or to complete any offering of its securities it proposes to make, and the Corporation will therefore incur no liability (including any penalties that may be incurred under a Registration Rights Agreement) to the Subscriber for its failure to register any of its securities or to complete any offering of its securities.

Closing

11. The Subscriber agrees to deliver to the Corporation, not later than 4:30 p.m. (Calgary time) on the Closing Date: (a) this duly completed and executed Subscription Agreement; (b) a certified cheque or bank draft payable to Kodiak Energy, Inc. for the Subscription Price of the Units subscribed for under this Subscription Agreement; (c) if the Subscriber is an "accredited investor" in Alberta or is purchasing Units pursuant to Subsection 7(g), a fully completed and duly executed Representation Letter, attached as Exhibit 1 hereto; and (d) if the Subscriber is an "accredited investor" in Ontario, a fully completed and duly executed Representation Letter, attached as Exhibit 2 hereto.

12. The purchase and sale of the Units pursuant to this Subscription Agreement will be completed at the offices of the Corporation on the Closing Date or such other place or time as the Corporation decides in its sole discretion. On the Closing Date, the Corporation shall receive all completed subscription agreements, including this Subscription Agreement, and the Subscription Price against delivery by the Corporation of the certificates representing the Units.

13. The Corporation shall be entitled to rely on delivery of a facsimile copy of executed subscriptions, and acceptance by the Corporation of such facsimile subscriptions shall be legally effective to create a valid and binding agreement between the Subscriber and the Corporation in accordance with the terms hereof.

General

14. The Subscriber agrees that the representations, warranties and covenants of the Subscriber herein will be true and correct both as of the execution of this Subscription Agreement and as of the Closing Date and will survive the completion of the issuance of the Units. The representations, warranties and covenants of the Subscriber herein are made with the intent that they be relied upon by the Corporation and it's counsel in determining the eligibility of a purchaser of Units and the Subscriber agrees to indemnify the Corporation, including its respective affiliates, shareholders, directors, officers, partners, employees, advisors and agents, against all losses, claims, costs, expenses and damages or liabilities which any of them may suffer or incur which are caused or arise from a breach thereof. The Subscriber undertakes to immediately notify the Corporation at 734 7th Avenue S.W. Suite 460 Calgary, Alberta, T2P 3P8, Attention: Mark Hlady (Fax Number: (403) 262-5252), of any change in any statement or other information relating to the Subscriber set forth herein which takes place prior to the Closing Date.

15. The obligations of the parties hereunder are subject to acceptance of the terms of the Offering by any required regulatory approvals.

16. The Subscriber acknowledges and agrees that all costs incurred by the Subscriber (including any fees and disbursements of any special counsel retained by the Subscriber) relating to the purchase of the Units by the Subscriber shall be borne by the Subscriber.

17. The contract arising out of this Subscription Agreement and all documents relating thereto shall be governed by and construed in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein. The parties irrevocably attorn to the exclusive jurisdiction of the courts of the Province of Alberta.

18.      Time shall be of the essence hereof.

19. This Subscription Agreement represents the entire agreement of the parties hereto relating to the subject matter hereof and there are no representations, covenants or other agreements relating to the subject matter hereof except as stated or referred to herein.

20. The terms and provisions of this Subscription Agreement shall be binding upon and enure to the benefit of the Subscriber and the Corporation and their respective heirs, executors, administrators, successors and assigns; provided that, except for the assignment by a Subscriber who is acting as nominee or agent to a beneficial owner and as otherwise herein provided, this Subscription Agreement shall not be assignable by any party without prior written consent of the other parties.

21. The Subscriber, on its own behalf and, if applicable, on behalf of others for whom it is contracting hereunder, agrees that this subscription is made for valuable consideration and may not be withdrawn, cancelled, terminated or revoked by the Subscriber, on its own behalf and, if applicable, on behalf of others for whom it is contracting hereunder.

22. Neither this Subscription Agreement nor any provision hereof shall be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

23. The invalidity, illegality or unenforceability of any provision of this Subscription Agreement shall not affect the validity, legality or enforceability of any other provision hereof.

24. The Subscriber acknowledges and agrees that acceptance of this Subscription Agreement will be conditional, among other things, upon the sale of Units to the Subscriber being exempt from any prospectus and offering memorandum requirements of all applicable securities laws. The Corporation will be deemed to have accepted this Subscription Agreement upon the delivery on the Closing Date of the certificates representing the Units to or upon the direction of the Subscriber in accordance with the provisions hereof.

25. The headings used in this Subscription Agreement have been inserted for convenience of reference only and shall not affect the meaning or interpretation of this Subscription Agreement or any provision hereof.

26. The covenants, representations and warranties contained herein shall survive the Closing of the transactions contemplated hereby.

27. Each party shall from time to time do such further acts and execute and deliver such further documents as shall be reasonably required in order to fully perform and carry out the terms of this Subscription Agreement.

28. In this Subscription Agreement, words importing the singular include the plural and vice versa and words importing persons include firms or corporations.

29. This Subscription Agreement may be executed in any number of counterparts with the same effect as if all parties to this Subscription Agreement had signed the same document and all counterparts will be construed together and constitute one and the same instrument.

30. All notices hereunder will be in writing and addressed to the party for whom it is intended at the address indicated herein. Either party may by notice to the other party change its address for service. Any notice personally delivered will be deemed to have been given or made on the date it was actually delivered, or if sent by electronic facsimile, will be deemed to have been given or made on the business day next following the date upon which it was transmitted.

31. In this Subscription Agreement references to "$" are to United States dollars unless stated otherwise.

                                    EXHIBIT 1

                              REPRESENTATION LETTER

                       (FOR ALBERTA ACCREDITED INVESTORS)

TO:           KODIAK ENERGY, INC. (the "Corporation")

         In connection with the purchase of units of the Corporation ("Units") by the undersigned subscriber or, if applicable, the principal on whose behalf the undersigned is purchasing as agent (the "Subscriber" for the purposes of this Exhibit 1), the Subscriber hereby represents, warrants, covenants and certifies to the Corporation that:

1. The Subscriber is resident in Alberta or is subject to the laws of the Province of Alberta;

2. The Subscriber, unless it is a person or company described in paragraph ( ) or ( ) in the attached Appendix "A" that is deemed pursuant to the provisions of section 1.2 of Multilateral Instrument 45-103 entitled "Capital Raising Exemptions" to be purchasing as principal, is purchasing the Units as principal for its own account;

3. The Subscriber is an "accredited investor" within the meaning of Multilateral Instrument 45-103 entitled "Capital Raising Exemptions" by virtue of satisfying the indicated criterion as set out in Appendix "A" to this Representation Letter; and

4. Upon execution of this Exhibit 1 by the Subscriber, this Exhibit 1 shall be incorporated into and form a part of the Subscription Agreement.

         Dated: _________________________, 2005.




                                      Print name of Subscriber


                                      By:  _____________________________________
                                           Signature


                                           _____________________________________
                                           Print name of Signatory
                                           (if different from Subscriber)


                                           _____________________________________
                                           Title


     IMPORTANT: PLEASE INITIAL THE APPROPRIATE PARAGRAPH(S) ON APPENDIX "A"

                                  APPENDIX "A"
                                  to Exhibit 1



         Accredited Investor - (defined in MI 45-103) means:

_____    (a)      a Canadian  financial  institution,  or an authorized  foreign bank listed in Schedule III of the Bank Act (Canada); or

_____    (b)      the Business Development Bank of Canada incorporated under the
                  Business Development Bank of Canada Act (Canada); or

_____    (c)      an association under the Cooperative  Credit  Associations Act
                  (Canada) located in Canada or a central cooperative credit society for which an order has been made under subsection
                  473(1) of that Act; or

_____    (d)      a  subsidiary  of  any  person  or  company   referred  to  in
                  paragraphs ( ) to ( ), if the person or company owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary; or

_____    (e)      a  person  or   company   registered   under  the   securities
                  legislation  of a  jurisdiction  of  Canada,  as an adviser or dealer,  other than a limited market dealer  registered  under
                  the   Securities   Act   (Ontario)  or  the   Securities   Act
                  (Newfoundland and Labrador); or

_____    (f)      an  individual  registered  or formerly  registered  under the securities legislation of a jurisdiction of Canada, as a representative of a person or company referred to in paragraph
                  (a); or

_____    (g)      the government of Canada or a jurisdiction  of Canada,  or any crown corporation, agency or wholly-owned entity of the government of Canada or a jurisdiction of Canada; or

_____    (h)      a municipality, public board or commission in Canada; or

_____    (i)      any  national,  federal,  state,  provincial,  territorial  or municipal government of or in any foreign jurisdiction, or any agency of that government; or


_____    (j)      a pension  fund that is  regulated by either the Office of the
                  Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada; or

_____    (k)      an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds CAD$1,000,000; or

_____    (l)      an  individual   whose  net  income   before  taxes   exceeded
                  CAD$200,000 in each of the two most recent years or whose net income before taxes combined with that of a spouse exceeded
                  CAD$300,000 in each of the two most recent years and who, in either case, reasonably expects to exceed that net income level in the current year; or

_____    (m)      a  person   or   company,   other   than  a  mutual   fund  or
                  non-redeemable investment fund, that, either alone or with a spouse, has net assets of at least CAD$5,000,000 and unless the person or company is an individual, that amount is shown on its most recently prepared financial statements; or

_____    (n)      a mutual fund or  non-redeemable  investment fund that, in the local jurisdiction, distributes its securities only to persons or companies that are "accredited investors" (as defined in MI
                  45-103); or

_____    (o)      a mutual fund or  non-redeemable  investment fund that, in the local jurisdiction, is distributing or has distributed its securities under one or more prospectuses for which the regulator has issued receipts; or

                                  APPENDIX "A"
                                  to Exhibit 1


_____    (p)      a trust company or trust corporation  registered or authorized to carry on business  under the Trust and Loan  Companies  Act
                  (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, trading as a trustee or agent on behalf of a fully managed account; or

_____    (q)      a person  or  company  trading  as agent on  behalf of a fully managed  account if that  person or company is  registered  or
                  authorized   to  carry  on  business   under  the   securities
                  legislation  of  a   jurisdiction   of  Canada  or  a  foreign
                  jurisdiction as a portfolio manager or under an equivalent category of adviser or is exempt from registration as a portfolio manager or the equivalent category of adviser; or

_____    (r)      a registered  charity under the Income Tax Act (Canada)  that,
                  in  regard  to  the  trade,   has  obtained   advice  from  an
                  eligibility adviser or other adviser registered to provide advice on the securities being traded; or

_____    (s)      an  entity  organized  in  a  foreign   jurisdiction  that  is
                  analogous to any of the entities referred to in paragraphs (a) through (e) and paragraph (b) in form and function; or

_____    (t)      a person or  company  in respect of which all of the owners of interests, direct or indirect, legal or beneficial, except the voting securities required by law to be owned by directors, are persons or companies that are "accredited investors" (as defined in MI 45-103).

         NOTE: The investor must initial beside the applicable portion of the above definition.

         For the purposes hereof:

(a)      "affiliate" means an issuer connected with another issuer because

         (i)      one of them is the subsidiary of the other, or

         (ii)     each of them is controlled by the same person or company;

(b)      "beneficial ownership" of securities by a person occurs

         (i)      for  the  purposes  of  Alberta   securities  law,  when  such
                  securities are beneficially owned by

                  (A) a company controlled by that person or an affiliate of that company,

                  (B)      an affiliate of that person, or

                  (C) through a trustee, legal representative, agent or other intermediary of that person;

(c) "Canadian financial institution" means a bank, loan corporation, trust company, insurance company, treasury branch, credit union or caisse populaire that, in each case, is authorized to carry on business in Canada or a jurisdiction, or the Confederation des caisses populaires et d'economie Desjardins du Quebec;

(d) "director" when used in relation to a person, includes a person acting in a capacity similar to that of a director of a company;

(e) "eligibility adviser" means an investment dealer or equivalent category of registration, registered under the securities legislation of the jurisdiction of a purchaser and authorized to give advice with respect to the type of security being distributed;

(f)      "financial assets" means cash and securities;

(g) "foreign jurisdiction" means a country other than Canada or a political subdivision of a country other than Canada;

(h) "founder", in respect of the Corporation, means a person or company who,

                                  APPENDIX "A"
                                  to Exhibit 1


         (i) acting alone, in conjunction or in concert with one or more other persons or companies, directly or indirectly, has taken the initiative in founding, organizing or substantially reorganizing the business of the Corporation, and

         (ii) at the time of the proposed trade, is actively involved in the business of the Corporation;

(i) "fully managed account" means an account for which a person or company makes the investment decisions if that person or company has full discretion to trade in securities for the account without requiring the client's express consent to a transaction;

(j) "jurisdiction" means a province or territory of Canada except when used in the term "foreign jurisdiction";

(k) "local jurisdiction" means the jurisdiction in which the applicable securities regulatory authority is situate;

(l)      "individual" means a natural person, but does not include

         (i)      a  partnership,   unincorporated  association,  unincorporated
                  syndicate, unincorporated organization or a trust, or

         (ii)     a  natural  person  in  the  person's   capacity  as  trustee,
                  executor, administrator or other legal representative;

(m) "mutual fund" includes an issuer of securities that entitles the holder to receive on demand, or within a specified period after demand, an amount computed by reference to the value of a proportionate interest in the whole or in part of the net assets, including a separate fund or trust account, of an issuer of the securities;

(n)      "non-redeemable investment fund" means an issuer,

         (i)      where   contributions  of  security  holders  are  pooled  for
                  investment,

         (ii) where security holders do not have day-to-day control over the management and investment decisions of an issuer, whether or not they have the right to be consulted or to give directions, and

         (iii) whose securities do not entitle the security holder to receive on demand, or within a specified period after demand, an amount computed by reference to the value of a proportionate interest in the whole or in part of the net assets of an issuer;

(o)      "person or company" includes

         (i) for the purposes of Alberta securities law, an individual, corporation, partnership, unincorporated or incorporated association, unincorporated or incorporated syndicate, unincorporated or other incorporated organization, trust, trustee, executor, administrator or other legal representative;

(p)      "regulator" means

         (i) the Executive Director, as defined under section 1 of the Securities Act (Alberta);

         (ii) such other person as is referred to in Appendix D of National Instrument 14-101 - Definitions;

(q)      "related liabilities" means:

         (i) liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets; or

         (ii)     liabilities that are secured by financial assets;

                                  APPENDIX "A"
                                  to Exhibit 1


(r)      "securities legislation" means

         (i) for Alberta, the Securities Act (Alberta) and the regulations and rules under such Act and the blanket rulings and orders issued by the Alberta Securities Commission, and

         (ii) for other Canadian jurisdictions, such other statutes and instruments as are listed in Appendix B of National Instrument 14-101 - Definitions;

(s)      "securities regulatory authority" means

         (i)      the Alberta Securities Commission;

         (ii) in respect of any local jurisdiction other than Alberta, means the securities commission or similar regulatory authority listed in Appendix C of National Instrument 14-101 - Definitions;

(t)      "voting security" means any security which:

         (i)      is not a debt security; and

         (ii) carries a voting right either under all circumstances or under some circumstances that have occurred and are continuing;

(u)      An issuer is considered to be "controlled" by a person or company if:

         (i)      for the purposes of Alberta securities law,

                  a) voting securities of the issuer carrying more than 50% of the votes that may be cast to elect directors are held, other than for the purpose of giving collateral for a bona fide debt, by or for the benefit of that person or company; and

                  b)       the votes  carried by the  securities  referred to in
                           (a) are sufficient, if exercised, to elect a majority of the board of directors of the issuer.






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